SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 28, 2003

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits	Page 1
Item 12. Results of Operations and Financial Condition	Page 1
Exhibit Index	Page 2
Signatures	Page 3

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 28, 2003, issued by TETRA Technologies, Inc.

Item 12. Results of Operations and Financial Condition

On July 28, 2003, TETRA Technologies, Inc. (the "Company") issued a press release announcing its earnings for the second quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 28, 2003, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: July 28, 2003

Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES SECOND QUARTER 2003 EARNINGS OF $0.41 PER SHARE

July 28, 2003 (The Woodlands, Texas), TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) today announced that its second quarter 2003 earnings were $0.41 per share, fully diluted. The $0.41 corresponds to the $0.24 per share reported in the second quarter of 2002 and the $0.13 per share (excluding the cumulative effect of SFAS 143) reported in the first quarter of 2003.

Consolidated revenues for the quarter ended June 30, 2003 were $87,974,000 versus the $62,716,000 reported in the second quarter of 2002. Gross profit margins were $24,727,000 in the second quarter of 2003 versus the $16,285,000 reported in the comparable period in 2002. Net income was $6,264,000 versus the $3,629,000 recorded in the second quarter of 2002.

Consolidated results per share for the second quarter of 2003 were earnings of $0.41 with 15,272,000 weighted average diluted common and common equivalent shares outstanding versus $0.24 with 15,093,000 weighted average diluted common and common equivalent shares outstanding in the second quarter of 2002.

Divisional pretax earnings for the second quarter of 2003 versus the first quarter of 2003 and the second quarter of 2002 were, respectively: Fluids – $3,960,000 in 2Q 2003, $3,283,000 in 1Q 2003 and $3,936,000 in 2Q 2002; Well Abandonment & Decommissioning – $9,686,000 in 2Q 2003, $2,016,000 in 1Q 2003 and $1,645,000 in 2Q 2002; and Testing & Services – $1,464,000 in 2Q 2003, $977,000 in 1Q 2003 and $3,337,000 in 2Q 2002.

Financial data aggregating the first six months of 2003 versus the comparable data for 2002 is available in the accompanying exhibit to this press release.

Geoffrey M. Hertel, Chief Executive Officer, stated, “Our results in the second quarter began to reflect the impact from our growing Well Abandonment & Decommissioning Division. This Division, when coupled with our cyclically improving Fluids and Testing & Services Divisions, should allow us to attain our earnings guidance range of $1.31 – $1.61 per share in 2003 and also generate growth in 2004.

“During much of 2002 and early 2003, TETRA was positioning its Well Abandonment & Decommissioning (WA&D) Division to take advantage of what we considered a growth market for 2003 and beyond. Unfortunately, the higher infrastructure costs we incurred to position TETRA coincided with a general slowdown for energy services. In spite of this, we chose to build for the future, recognizing the negative short-term impact on our earnings. By the most recent quarter, TETRA had expanded its infrastructure and tied up a substantial base-load of work. The positive impact of this long-term strategy began to be reflected in earnings in this quarter. Quarterly profits for the WA&D Division set a record in the second quarter – a record we hope to surpass in the current quarter (weather permitting). Due to seasonal factors, a large portion of our decommissioning activities occur in the May through September time period.

“Fluids profitability improved slightly over both 2Q 2002 and 1Q 2003 levels. In the recent quarter, domestic fluids profits rose versus both prior periods. Sequentially, international fluids profits also improved. As the Gulf of Mexico drilling cycle begins to improve, we expect our domestic fluids business will escalate its recovery. This cyclically improving market should help increase our second half of 2003 and full year 2004 profits.

“Our Testing & Services Division reported improved sequential earnings, but reduced profits versus 2Q 2002 levels. Given the lag time associated with our testing business, TETRA is now just beginning to see the improvement in activity relating to the growing domestic natural gas rig count. This should translate into profit improvement in the second half of 2003 and in 2004. Additionally, a contract for services by our TETRA Process Services subsidiary in Norway has lost money for the last four quarters, with most of our commitment under that contract having been fulfilled by the end of the most recent quarter.

“TETRA’s businesses not only generate earnings, they also generate cash flow. So far in 2003, after paying for all capital expenditures and changes in working capital needs, TETRA has used its surplus cash flow to reduce its already low long-term debt. At year-end 2002 our long-term debt (including the current portion of long-term debt and capital leases) stood at $37.4 million. At March 31, 2003 that number had been further reduced to $27.4 million. Since then, additional long-term debt payments have been made. At July 21, 2003, the outstanding long-term debt was approximately $15.3 million. Our cash generation potential and equity-heavy balance sheet are two of TETRA’s financial strengths.

“At TETRA, we look to the second half of 2003 and all of 2004 with great optimism and enthusiasm. Our financial ‘house’ is in order, giving us great latitude regarding internal or external expansion. Our unique strategy regarding the well abandonment and decommissioning markets should create growth opportunities for the future. The cyclical recovery in our Fluids and Testing & Services Divisions should become evident later this year. The combination of these factors are the reasons that we are confident in our earnings guidance for 2003. These factors should also allow us to have a record year in 2004,” stated Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

TETRA Technologies, Inc.

(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Revenues
Fluids Division	$29,239	$25,572	$55,549	$52,968
WA&D Division	44,018	22,351	69,368	38,838
Testing & Services Division	15,134	15,395	29,073	29,668
Eliminations and other	(417)	(602)	(766)	(957)
Total revenues	87,974	62,716	153,224	120,517

Gross profit
Fluids Division	7,672	7,797	14,122	15,686
WA&D Division	13,599	3,516	18,275	6,868
Testing & Services Division	3,454	5,005	5,689	9,280
Eliminations and other	2	(33)	(9)	(38)
Total gross profit	24,727	16,285	38,077	31,796

General and administrative expense	14,841	9,878	25,638	19,265
Operating income	9,886	6,407	12,439	12,531

Interest expense, net	69	597	277	1,260
Other expense (income)	90	265	(493)	(120)

**Income before taxes and cumulative effect of change in accounting principle	9,727	5,545	12,655	11,391

Provision for income taxes	3,463	1,916	4,505	4,079

Income before cumulative effect of change in accounting principle	6,264	3,629	8,150	7,312
Cumulative effect of change in accounting principle (SFAS 143)	–	–	(1,464)	–

Net income	$6,264	$3,629	$6,686	$7,312

**Income before taxes and cumulative effect of change in accounting principle
Fluids Division	3,960	3,936	7,243	8,367
WA&D Division	9,686	1,645	11,702	3,622
Testing & Services Division	1,464	3,337	2,441	6,458
Administrative	(5,383)	(3,373)	(8,731)	(7,056)
Total	9,727	5,545	12,655	11,391

Net income per share before cumulative effect of change in accounting principle:
Basic	$0.43	$0.25	$0.56	$0.52
Diluted	$0.41	$0.24	$0.54	$0.49

Net income per share after cumulative effect of change in accounting principle:
Basic	$0.43	$0.25	$0.46	$0.52
Diluted	$0.41	$0.24	$0.44	$0.49

Weighted average shares outstanding:
Basic	14,494	14,251	14,460	14,184
Diluted	15,272	15,093	15,075	14,977

Depreciation, depletion, amortization and accretion expense	7,832	5,326	15,356	10,030

Balance Sheet	June 30, 2003
Cash	$868
Accounts receivable	84,316
Inventories	36,002
Other current assets	12,850
PP&E, net	160,970
Other assets	33,980
Total assets	$328,986

Current portion of long-term debt	$198
Other current liabilities	60,125
Long-term debt	22,125
Other long-term liabilities	55,223
Equity	191,315
Total liabilities and equity	$328,986

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4398

www.tetratec.com

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